EXHIBIT 99.1

PROXY                    Tri City Bankshares Corporation                   PROXY
                          Annual Meeting - June 8, 2005
           This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints William Gravitter and Henry Karbiner, Jr. and each of them, with full power to act without the other and with full power in each to appoint his substitute or substitutes, as the undersigned's proxy to vote all of the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of Tri City Bankshares Corporation, a
Wisconsin corporation, to be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on Wednesday, June 8, 2005 at 9:30 a.m., and at any adjournment or adjournments of said meeting, on the following matters:

1.  Election of Directors :
     FOR all nominees listed below       [ ]     WITHHOLD AUTHORITY          [ ]
      (or their substitutes if any               To vote for all nominees
       nominees shall be unable to               listed below
       stand for election)


       FRANK BAUER, WILLIAM N. BERES, SANFORD FEDDERLY, SCOTT D. GERARDIN, WILLIAM GRAVITTER, HENRY KARBINER, JR., CHRIST KRANTZ, BRIAN T. McGARRY, ROBERT W. ORTH, RONALD K. PUETZ, AGATHA T. ULRICH, DAVID A. ULRICH, JR.,
                        WILLIAM J. WERRY, SCOTT A. WILSON

(INSTRUCTION:  To withhold authority to vote for any individual  nominee,  write that nominee's name in the space provided below.)

                                                        (Over)


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       The Board of Directors recommends a vote FOR each of the nominees.

2. In their discretion on such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.


                                        Date                             , 2005
                                            -----------------------------

                                            -----------------------------------

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                                            Please sign exactly as name  appears
                                            hereon.   For  joint  accounts,  all
                                            owners should sign.
                                            Executors, Administrators, Trustees,
                                            etc.,  should  so  indicate  when
                                            signing.